UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): September 19, 2008

FORTUNE INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

INDIANA
(State of incorporation or organization)

0-19049
(Commission file number)

20-2803889
(I.R.S. Employer
Identification No.)

6402 CORPORATE DRIVE
INDIANAPOLIS, INDIANA 46278
(Address of principal executive offices)

(317) 532-1374
(Registrant’s Telephone Number,
Including Area Code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Fortune Industries, Inc. (“Fortune”) has entered into an Employment Agreement with its Chief Executive Officer, John F. Fisbeck, under which Mr. Fisbeck will receive an annual salary of $600,000, with an initial term through May 31, 2013. Mr. Fisbeck received a grant of 200,000 shares of restricted Fortune Common Stock, with vesting contingent upon either the Company obtaining EBITDA of $10,000,000 at the end of any fiscal year, or having a tangible net worth of zero dollars during any quarter. Mr. Fisbeck will receive a one-time bonus in the amount of $100,000 if the company has a tangible net worth of zero dollars during any quarter, and will receive profit sharing ranging from $100,000 to a maximum of $300,000 upon meeting EBITDA goals ranging from $10,000,000 to $20,000,000 at the end of any fiscal year.

Item 9.01. Financial Statements and Exhibits.

None.

Signatures.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

     FORTUNE INDUSTRIES, INC.

Date: September 19, 2008                     By: /s/ Carter M. Fortune

                                                             Carter M. Fortune
                                                             Chairman